EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Kay L. Toolson, CEO of Monaco Coach Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant  to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Monaco Coach Corporation on Form 10-Q for the quarterly period ended October 2, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report of Monaco Coach Corporation on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Monaco Coach Corporation.

Dated:	November 12, 2004	By:	/s/ Kay L. Toolson
Kay L. Toolson
Chief Executive Officer

I, P. Martin Daley, CFO of Monaco Coach Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant  to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Monaco Coach Corporation on Form 10-Q for the quarterly period ended October 2, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report of Monaco Coach Corporation on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Monaco Coach Corporation.

Dated:	November 12, 2004	By:	/s/ P. Martin Daley
P. Martin Daley
Chief Financial Officer

A signed original of these written statements required by Section 906 has been provided to Monaco Coach Corporation and will be retained by Monaco Coach Corporation and furnished to the Securities and Exchange Commission or its staff upon request.